                                                                     Exhibit 10M

                                                                        11-29-94
                                                              Adopted:  12-14-94
                                                              Effective:  1-1-97



                           DAYTON HUDSON CORPORATION
                    SMG EXECUTIVE DEFERRED COMPENSATION PLAN



                                   ARTICLE I
                                    GENERAL
                                    -------

     Sec. 1.1 Name of Plan. The name of the Plan set forth herein is the Dayton Hudson Corporation SMG Executive Deferred Compensation Plan. It is referred to herein as the "Plan".

     Sec. 1.2 Purpose. The purpose of the Plan is to provide a means whereby Dayton Hudson Corporation (the "Company") may afford financial security to a select group of employees of the Company and its subsidiaries who have rendered and continue to render valuable services to the Company or its subsidiaries and who make an important contribution towards the Company's continued growth and success, by providing for additional future compensation so that such employees may be retained and their productive efforts encouraged.

     Sec. 1.3  Effective Date.  The Effective Date of the Plan is January 1,
1997.

     Sec. 1.4  Company.  "Company" means all of the following:

     (a)  Dayton Hudson Corporation, a Minnesota corporation.

     (b) Any successor of Dayton Hudson Corporation (whether direct or indirect, by purchase of a majority of the outstanding voting stock of Dayton Hudson Corporation or all or substantially all of the assets of Dayton Hudson Corporation, or by merger, consolidation or otherwise).

     (c) Any person that becomes liable for the obligations hereunder of the entities specified in (a) and (b) above by operation of law.

     Sec. 1.5 Participating Employers. The Company is a Participating Employer in the Plan. With the consent of the Company, by action of the Board or any duly authorized officer, any wholly-owned subsidiary of the Company may, by action of its board of directors or any duly authorized officer, also become a Participating Employer in the Plan effective as of the date specified by it in its adoption of the Plan; but the subsidiary shall cease to be a Participating Employer on the date it ceases to be a wholly-owned subsidiary of the Company. The other Participating Employers on the Effective Date are:
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     Dayton's Commercial Interiors, Inc. (Minnesota)
     Dayton's Travel Service, Inc. (Minnesota)
     Mervyn's (California)
     DHC Milwaukee, Inc. (Wisconsin)
     DHC Wisconsin, Inc. (Wisconsin)
     Marshall Field & Company (Delaware)
     Marshall Field Stores, Inc. (Delaware)
     Retailers National Bank

     Sec. 1.6 Construction and Applicable Law. The Plan is intended to be an unfunded benefit plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees, subject to the applicable requirements of ERISA. The Plan shall be administered and construed consistently with said intent. It shall also be construed and administered according to the laws of the State of Minnesota to the extent such laws are not preempted by laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota.

     Sec. 1.7 Rules of Construction. The Plan shall be construed in accordance with the following:

     (a) Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered as part of the text of the Plan, and shall not influence its construction.

     (b) Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

     (c) All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     (d) Use of the words "hereof", "herein", "hereunder" or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

     (e) The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

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                                  ARTICLE II
                                  DEFINITIONS
                                  -----------

     Sec. 2.1 Base Salary. "Base Salary" is the salary an Employee is expected to earn in a Benefit Deferral Period, assuming the Employee is employed for the full Benefit Deferral Period.

     Sec. 2.2 Beneficiary. "Beneficiary" means the person or persons designated as such in accordance with Article VI.

     Sec. 2.3 Benefit Deferral Period. "Benefit Deferral Period" means that period of one Plan Year as determined pursuant to Article IV over which a Participant defers a portion of such Participant's Base Salary and/or Bonus.

     Sec. 2.4 Bonus. "Bonus" is the bonus, under any bonus plan of a Participating Employer. Any part of a "Bonus" earned in a Benefit Deferral Period, but otherwise payable in the year following the Benefit Deferral Period is governed by the deferral election made for the Benefit Deferral Period.

     Sec. 2.5 Board. "Board" means the board of directors of the Company, and includes any committee thereof authorized to act for said board of directors.

     Sec. 2.6 Continuing Participating Salary. "Continuing Participating Salary" shall be set by the Vice President of Personnel. The "Continuing Participating Salary" shall be within $1,000 of 1.25 times the amount determined under Code Section 414(q)(1)(C). The amount is $50,000 (as indexed for cost of living increases for each calendar year after 1987 as provided in the applicable Treasury regulations) for the prior year.

     Sec. 2.7 Credited Service. "Credited Service" of a Participant means the number of years of service for vesting purposes a Participant would have under the applicable defined benefit pension plan of the Company and/or a Participating Employer.

     Sec. 2.8 Crediting Rate Alternative. "Crediting Rate Alternative" means the S&P Crediting Rate or the Variable Interest Crediting Rate.

     Sec. 2.9 Cumulative Deferral Amount. "Cumulative Deferral Amount" means the total cumulative amount by which a Participant's Base Salary and/or Bonus must be reduced over the period prescribed in Section 4.1. If for a Plan Year a Matching Allocation for a Participant pursuant to the SRSP cannot be made because the Before Tax Deposits or After Tax Deposits elected by the Employee are reduced to comply with the provisions of the SRSP, "Cumulative Deferral Amount" also includes the amount of the Matching Allocation that cannot be made. "Cumulative Deferral Amount" also includes amounts transferred from the HCCAP.

     Sec. 2.10 Deferral Account. "Deferral Account" means the accounts maintained on the books of account of the Company pursuant to Section 4.2.

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     Sec. 2.11  Employee.  "Employee" means any person employed by a
Participating Employer on a salaried basis.

     Sec. 2.12 Enhancement. "Enhancement" means an additional .1667% per month added to the S&P Crediting Rate and the Variable Interest Crediting Rate.

     Sec. 2.13 Enrollment Agreement. "Enrollment Agreement" means the written agreement entered into by the Company and an Employee pursuant to which the Employee becomes a Participant in the Plan. In the sole discretion of the Company, authorization forms filed by any Participant by which the Participant makes the elections provided for by this Plan may be treated as a completed and fully executed Enrollment Agreement for all purposes under the Plan.

     Sec. 2.14 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974 as from time to time amended.

     Sec. 2.15 HCCAP. "HCCAP" is the Company's Highly Compensated Capital Accumulation Plan.

     Sec. 2.16 Initial Participating Salary. "Initial Participating Salary" shall be set by the Vice President of Personnel. The "Initial Participating Salary" shall be within $1,000 of 1.3 times the amount determined under Code
Section 414(q). The amount is $50,000 (as indexed for cost of living increases for each calendar year after 1987 as provided in the applicable Treasury regulations) for the prior year. For 1995 the amount is $85,000.

     Sec. 2.17 Named Fiduciary. The Company and the Vice President of Personnel are a "Named Fiduciary" for purposes of ERISA with authority to control and manage the operation and administration of the Plan. Other persons are also Named Fiduciaries under ERISA if so provided thereunder or if so identified by the Company, by action of the Board or the Chief Executive Officer. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan as may be provided by ERISA or as may be allocated by the Company, by action of the Board or the Chief Executive Officer or the Vice President of Personnel.

     Sec. 2.18 Participant. "Participant" means an eligible Employee who has filed a completed and executed Enrollment Agreement or authorization form with the Company and is participating in the Plan in accordance with the provisions of Article IV. "Participant" also means an Employee of the Company who has a Cumulative Deferral Amount based on Matching Allocation that could not be made to the SRSP.

     Sec. 2.19 Person. "Person" means an individual, partnership, corporation, estate, trust, or other entity.

     Sec. 2.20 Plan Year. "Plan Year" means the period commencing with the Effective Date and ending December 31, 1997 and each subsequent calendar year.

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     Sec. 2.21  Reduced Salary.  "Reduced Salary" is the salary below which a
Participant can not reduce his or her Base Salary. The "Reduced Salary" for a Benefit Deferral Period shall be set by the Vice President of Personnel. The "Reduced Salary" shall be within $1,000 of the amount expected to be determined under Code Section 414(q)(1)(C). The amount is $50,000 (as indexed for cost of living increases for each calendar year after 1987 as provided in the applicable Treasury regulations) for the year. For 1995 the amount is $68,000.

     Sec. 2.22 S&P Crediting Rate. "S&P Crediting Rate" means the earnings or losses for a month on the S&P Index Fund of the SRSP.

     Sec. 2.23 SMG. A "SMG" is a member of the Senior Management Group of the Company or a Participating Employer, as that term is defined by the Vice President of Personnel.

     Sec. 2.24 SRSP. "SRSP" is the Dayton Hudson Corporation Supplemental Retirement, Savings, and Employee Stock Ownership Plan.

     Sec. 2.25 Termination of Employment. The "Termination of Employment" of an employee from his Participating Employer for purposes of the Plan shall be deemed to occur upon his or her resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of his Participating Employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that "Termination of Employment" shall not be deemed to occur upon a transfer between any combination of Participating Employers, affiliates, and predecessor employers.

     Sec. 2.26 Variable Interest Crediting Rate. "Variable Interest Crediting Rate" means the earnings or losses for a month on the Variable Interest Fund of the SRSP.

     Sec. 2.27 Year of Vesting. A "Year of Vesting" is a full year of participation under HCCAP or a full year of participation in a deferred compensation plan of the Company.

                                  ARTICLE III
                                  ELIGIBILITY
                                  -----------

     Sec. 3.1 Eligibility. An Employee shall be a Participant while, and only while, he or she is a regular employee of a Participating Employer, subject to the following:

     (a) An Employee will become a Participant only if he or she has a Base Salary equal to or greater than the Initial Participating Salary.

     (b)  An Employee must be an SMG, or he or she cannot become a Participant.

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     (c)  If an employee's Base Salary is below the Continuing Participating
          Salary, he or she will continue to be a Participant, but no further deferrals will be allowed and no SRSP match will be added to the Cumulative Deferral Amount.

     (d) The employee must sign an enrollment and insurance consent form, in the form that the Company determines in order to defer Base Salary and/or Bonus. The insurance consent form will allow Company to purchase life insurance on the employee with the Company as beneficiary.

     Sec. 3.2 No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with any Participating Employer. Such participation shall in no way interfere with any rights a Participating Employer would have in the absence of such participation to determine the duration of the employee's employment.

                                   ARTICLE IV
                           PARTICIPATION AND BENEFITS
                           --------------------------

     Sec. 4.1 Election to Participate. Any Employee of a Participating Employer who is eligible to participate may enroll in the Plan by filing a completed and fully executed Enrollment Agreement or authorization form with the Company. Pursuant to said Enrollment Agreement or authorization form, the Employee shall irrevocably designate a dollar amount by which the Base Salary and/or the percentage of the Bonus of such Participant would be reduced over the Benefit Deferral Period next following the execution of the Enrollment Agreement, provided, however, that:

     (a) Minimum Deferral. The reduction of Base Salary for any Plan Year shall not be less than Five Thousand Dollars ($5,000.00).

     (b) Reduction in Earnings. Except as otherwise provided in this Section 4.1, the Base Salary and/or Bonus of the Participant for the Benefit Deferral Period shall be reduced by the amount specified in the Enrollment Agreement (including any authorization form) applicable to such Plan Year.

     (c) Maximum Reduction in Earnings. A Participant may not elect a Cumulative Deferral Amount that would cause the reduction in Base Salary in any Plan Year to exceed eighty percent (80%) of the Base Salary and ninety percent (90%) of the Bonus payable during such Plan Year plus the amount of any payout made pursuant to Section 5.2, or such greater amount or percent of base pay and/or incentive pay or greater total amount as the Company may permit in its sole discretion. In no event can Base Salary be reduced below Reduced Salary. In the event that a Participant elects a Cumulative Deferral Amount that would violate the limitation described in this paragraph (c), the election shall be valid except that the Cumulative Deferral Amount so elected shall automatically be reduced to comply with such limitation, whichever is most appropriate in the sole discretion of the Company.

     Sec. 4.2 Deferral Accounts. The Company shall establish and maintain separate Deferral Accounts for each Participant. The amount by which a Participant's Base Salary or Bonus are reduced pursuant to Section 4.1 shall be credited by the Company to the Participant's Deferral Accounts at the end of the month in which such Base Salary or Bonus would otherwise have been paid. The Participant's Deferral Account shall be credited with the annual SRSP lost Matching Allocation on the last day of February following the year of the lost Matching Allocation. Such Deferral Accounts shall be debited by the amount of any payments made by the Company to the Participant or the Participant's Beneficiary pursuant to this Plan. A separate Deferral Account shall be maintained for each type of deferral election made and for each Crediting Rate Alternative.

     Sec. 4.3 HCCAP. All persons who become Participants in this Plan on January 1, 1997 will have the balance of their HCCAP Account transferred to this Plan effective January 1, 1997. All persons who become Participants in this Plan after January 1, 1997 will have the balance in their HCCAP account transferred on the January 1 they become Participants. The Deferral Accounts transferred from HCCAP will be paid in immediate lump sum payouts after Termination of Employment.

     Sec. 4.4 Crediting Rate Alternatives. The Participant shall select the Crediting Rate Alternatives, using full percentages, that are to be applied to his or her Deferral Accounts. Participants may change their Crediting Rate Alternatives quarterly (January, April, July or October) by completing a Rate of Return Alternative Change Form. The Change Form must be received by the Compensation Department of the Company at least fifteen days and not more than forty days before the beginning of the applicable quarter. If a Participant does not make an election, the Crediting Rate Alternative will be the S&P Crediting Rate.

     Sec. 4.5 Benefit Payment Elections. At the time a Participant executes an Enrollment Agreement, he or she must also elect the method of benefit payment and the time to start the benefit. The elections are to be made for each Plan Year.

     (a) Method of Benefit Payment. Benefits for each Plan Year can be paid in a lump sum, five annual installments or ten annual installments.

     (b) Commencement of Benefit. The benefit for each Plan Year may be started as soon as possible following Termination of Employment or one year following Termination of Employment.

     Sec. 4.6 Crediting. Each Deferral Account will be credited at the end of a month at the following rates on the balance in the Deferral Account on the first day of the month.

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     (a)  Employee.  Each Deferral Account of an Employee will be credited using the Crediting Rate Alternative plus the Enhancement.

     (b) Terminated Employee. Each Deferral Account of an Employee who has had a Termination of Employment will be credited using the Crediting Rate Alternative.

     (c) Vesting. Each Employee who has a Termination of Employment and does not have five Years of Vesting will have his or her Deferral Accounts revalued using only the Crediting Rate Alternative and not receiving the Enhancement. Provided, however, if an Employee's Termination of Employment is because of death or permanent and total disability, the Employee will be treated as if he or she have five years of vesting.

     Sec. 4.7 Time of Payment. If a Participant has a Termination of Employment after age fifty-five or an involuntary termination after age fifty with ten years of Credited Service, the participant's Deferral Accounts will be paid pursuant to his or her elections. If a Participant has a Termination of Employment that does not qualify under the first sentence of this section, the Participant's Deferral Accounts will be paid in a lump sum as soon as possible following Termination of Employment.

     Sec. 4.8 Statement of Accounts. The Company shall submit to each Participant, within one hundred twenty days after the close of each Plan Year, a statement in such form as the Company deems desirable, setting forth the balance standing to the credit of each Participant in his Deferral Accounts.

                                   ARTICLE V
                            CERTAIN BENEFIT PAYMENTS
                            ------------------------

     Sec. 5.1 Termination of Enrollment in Plan. With the written consent of the Company, a Participant may terminate his or her enrollment in the Plan by filing with the Company a written request to terminate enrollment. The Company will consent to the termination of a Participant's enrollment in the Plan in the event of an unforeseeable financial emergency of the Participant. An unforeseeable financial emergency shall mean an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Upon termination of enrollment, no further reductions shall be made in the Participant's Base Salary or Bonus pursuant to his or her Enrollment Agreement, and the Participant shall immediately cease to be eligible for any benefits under the Plan other than payments from his or her Deferral Accounts. In its sole discretion, the Committee may pay the Deferral Accounts on a date earlier than the Participant's Termination of Employment with the Participating Employer, in which event the amounts shall be calculated as if the Participant had a Termination of Employment with the Participating Employer on the date of such payment.

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Following termination of enrollment in the Plan, a Participant's Deferral
Account shall be credited at the Crediting Rate Alternative with no Enhancement.

     Sec. 5.2 Early Payment. The Company shall pay to the Participant, if he is an Employee of the Company or a Participating Employer, the amount by which the Participant's Base Salary and/or Bonus were reduced in any Plan year pursuant to Section 4.1 during the eighth (8th) year following the Plan Year ("Early Payment"), provided that such amount has not previously been paid out under other provisions of the Plan. Such Early Payment shall not include any amounts credited to the Participant's Deferral Account pursuant to Section 4.6 or the SRSP Lost Matching Contribution. Notwithstanding any other provisions of this Plan, the Participant may elect prior to the beginning of any year in which such an Early Payment will be made to him or her to deposit all or a part of such amount in his or her Deferral Accounts.

     Sec. 5.3  Survivor Benefits

     (a) Death While Employed. If a Participant dies while employed by a Participating Employer, the Company will pay the amount in his or her Deferral Accounts to the Participant's Beneficiary as soon as possible after death in a lump sum.

     (b) Death After Termination of Employment. If a Participant dies after Termination of Employment, and has not received all of his or her payments, and the Participant's Beneficiary is his or her spouse, payments shall be made to the spouse pursuant to the Participant's payout elections. If the Participant's spouse dies before receiving all payments, the remaining amount in the Deferral Accounts will be paid in a lump sum as soon as possible after the spouse's death to the spouse's estate. If a Participant dies after Termination of Employment, has not received all of his or her payments, and the Participant's Beneficiary is a Person other than his or her spouse, then payment shall be made in a lump sum as soon as possible after the Participant's death.

     Sec. 5.4 Small Benefit. In the event that the Company determines in its sole discretion that the amount of any benefit is too small to make it administratively convenient to pay such benefit over time, the Company may pay the benefit in the form of a lump sum, notwithstanding any provision of this Article or Article IV to the contrary.

     Sec. 5.5 Withholding. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder or any other payment owing by the Company to the Participant the taxes required to be withheld by the federal or any state or local government.

     Sec. 5.6 Lump Sum Payout Option. Notwithstanding any other provisions of the Plan, at any time after Termination of Employment, but not later than ten years after Termination of Employment of the Participant, a Participant or a Beneficiary of a deceased Participant may elect to receive an immediate lump sum payment of 100% of the balance of his or her Deferral

Accounts, if any, reduced by a penalty, which shall be forfeited to the Company, equal to eight percent of the amount of his or her Deferral Accounts he or she elected to receive, in lieu of payments in accordance with the form previously elected by the Participant, or provided elsewhere in this Plan. However, the penalty shall not apply if the Company determines, based on advice of counsel or a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing provision any Participant or Beneficiary has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits. The Company shall notify all Participants (and Beneficiaries of deceased Participants) of any such determination. Whenever any such determination is made, the Company shall refund all penalties which were imposed hereunder on account of making lump sum payments at any time during or after the first year to which such determination applies (i.e., the first year when gross income is recognized for federal income tax purposes). Interest shall be paid on any such refunds at Variable Interest Crediting Rate for each Plan Year, compounded annually. The Committee may also reduce or eliminate the penalty if it determines that this action will not cause any Participant or Beneficiary to recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits.

                                   ARTICLE VI
                            BENEFICIARY DESIGNATION
                            -----------------------

     Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payment under this Plan shall be made in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be come effective only when filed in writing with the Company during the Participant's lifetime on a form prescribed by the Company.

     The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke such designation unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse had previously been designated as Beneficiary.

     If a Participant fails to designate a Beneficiary as provided above, or if his or her Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Company shall direct the distribution of such benefits to the Participant's spouse, if any, and if there is no spouse to the Participant's estate.

                                 ARTICLE VII
                             ADMINISTRATION OF PLAN
                             ----------------------

     Sec. 7.1 Administration by Company. The Company is the "administrator" of the Plan for purposes of ERISA. Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan, make all decisions and determinations incident thereto, and construe the provisions thereof. In carrying out its Plan responsibilities, the Company shall have discretionary authority to construe the terms of the Plan. Except in cases where the Plan expressly requires action on behalf of the Company to be taken by the Board, action on behalf of the Company may be taken by any of the following:

     (a)  The Board.

     (b)  The Chief Executive Officer of the Company.

     (c)  The Vice President of Personnel of the Company.

     (d) Any person or persons, natural or otherwise, or committee, to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by resolution of the Board or by written instrument executed by the Chief Executive Officer or the Vice President of Personnel of the Company and filed with its permanent records, but action of such person or persons or committee shall be within the scope of said allocation.

     Sec. 7.2  Certain Fiduciary Provisions.  For purposes of the Plan:

     (a) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

     (b) A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

     (c) Any time the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or its chief executive officer, may provide for such allocation.

     (d) Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 7.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary.

     (e) A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

     Sec. 7.3 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.

     Sec. 7.4 Records. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

     Sec. 7.5 General Fiduciary Standard. Each fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     Sec. 7.6 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

     Sec. 7.7 Agent for Legal Process. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

     Sec. 7.8 Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.


                                  ARTICLE VIII
                       AMENDMENT AND TERMINATION OF PLAN
                       ---------------------------------

     Sec. 8.1 Amendment. The Board of Directors of the Company may at any time amend the Plan in whole or in part for any reason, including but not limited to tax, accounting or insurance changes, which may result in termination of the Plan for future deferrals, provided,

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

however, that no amendment shall be effective as to the benefits under the Plan payable to any Participant which have accrued prior to the date of such amendment, but may change the Crediting Rate Alternatives to be credited to such benefits following the date of the amendment. Written notice of any amendment shall be given each Participant then participating in the Plan.

     Sec. 8.2  Termination.

     (a) Company's Right to Terminate. The Board of Directors of the Company may at any time terminate the Plan, if in its judgement, the continuance of the Plan, the tax, accounting, insurance or other consequences thereof, or potential payouts thereunder would not be in the best interests of the Company, provided, however, that the Company may only terminate this Plan with respect to any particular participant if it terminated the Plan with respect to all similarly situated Participants.

     (b) Automatic Termination. The Plan shall terminate upon a determination by the Company that a final decision of a court of competent jurisdiction or the U.S. Department of Labor holding that the Plan is not maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees," and therefore is subject to Parts 2, 3 and 4 of Title I of ERISA, would require that the Plan be funded and would result in immediate taxation to Participants of their vested Plan benefits.

     (c)  Payments Upon Termination.  Upon any Plan termination  under this
          Section 8.2, the Participants will be deemed to have terminated their enrollment under the Plan as of the date of such termination. Base salary and bonus shall cease to be deferred as of date determined by the Company, and the Participating Employer will pay all Participants the value of each Participant's Deferral Accounts, determined as if each Participant had a Termination of Employment on the date of such termination of the Plan, at such times and pursuant to such terms and conditions as the Board of Directors of the Company in its sole discretion shall determine.


                                   ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

     Sec. 9.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Company or a Participating Employer, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by Company ("Policies"). Such Policies or other assets of Participating Employers shall not be held under any trust (except they may be placed in a Rabbi Trust) for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of Participating Employers under this Plan. Any and all of a Participating Employer's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Participating Employer. Participating Employers obligations under the Plan shall be merely that of an unfunded and unsecured promise of a Participating Employer to pay money in the future.

     Sec. 9.2 Nonassignability. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage, commute or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by a Participant or any other person, not be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency

     Sec. 9.3 Protective Provisions. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses so to cooperate, the Company shall have no further obligation to the Participant under the Plan, other than payment to such participant of the cumulative reductions in base salary and or bonus theretofore made pursuant to this Plan. If a Participant commits suicide during the two (2) year period beginning on the later of (a) the date of adoption of this Plan or (b) the first day of the first Plan Year of such Participant's participation in the Plan, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant or his Beneficiary, other than payment to such Participant of the cumulative reductions in Base Salary and or Bonus theretofore made pursuant to this Plan, provided, that in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of such misstatement or nondisclosure.

     Sec. 9.4 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect
whatsoever, the validity of any other   provision of this Plan.

     Sec. 9.5 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the President of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

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

     Sec. 9.6 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Minnesota as applied to contracts executed and to be wholly performed in such state.

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